Exhibit 20.1

                        CIT Home Equity Loan Trust 2002-2
            Home Equity Loan Asset Backed Certificates, Series 2002-2
                          Master Servicer's Certificate

                                                            Due Period 8/31/2002
                                                    Determination Date 9/20/2002
                                                     Distribution Date 9/25/2002


I Available in Certificate Account

  Principal collected on Mortgage Loans                            20,609,523.53
  All Liquidation Proceeds with respect to Principal                        0.00
  Recoveries on previously Liquidated Mortgages with
    respect to Principal                                                    0.00
  Principal portion of Purchase Price on Repurchased
    Mortgage Loans                                                          0.00
  Substitution Adjustment with respect to Principal                         0.00
                                                                   -------------

    Principal Distribution Amount                                  20,609,523.53

  Interest collected on Mortgage Loans                              6,331,379.29
  Interest portion of Purchase Price on Repurchased
    Mortgage Loans                                                          0.00
  Recoveries on previously Liquidated Mortgages with
    respect to Interest                                                     0.00
  Substitution Adjustment with respect to Interest                          0.00
  Master Servicer Monthly Advances (net of Compensating
    Interest)                                                       1,017,280.80
  Reimbursement of previous months Servicer Advances                 -376,196.53
  Compensating Interest                                                 4,251.36
  Investment Earnings on Certificate Account                                0.00
                                                                   -------------

    Interest Remittance Amount                                      6,976,714.92

  Amount not Required to be deposited                                       0.00

    Total available in the Certificate Account                     27,586,238.45

II Distributions                                    Per $ 1,000        Amount
                                                    -----------    -------------

1.  Aggregate Class AF Distribution                 32.89097496    19,139,258.33

2.  Aggregate Class A-IO Distribution                4.16666667       791,000.00

3.  Aggregate Class MF-1 Distribution                4.99166677       165,523.67

4.  Aggregate Class MF-2 Distribution                5.32500000       141,272.25

5.  Aggregate Class BF Distribution                  5.69166667       122,598.50

6.  Aggregate Class AV Distribution                 25.18789463     6,604,517.85

7.  Aggregate Class MV-1 Distribution                2.05000000        40,590.00

8.  Aggregate Class MV-2 Distribution                2.55833333        44,591.75

9.  Aggregate Class BV Distribution                  3.13333333        54,614.00

10. Aggregate Class X-IO Distribution                0.00000000             0.00

11. Aggregate Class R Distribution                                          0.00

12. Aggregate Master Servicer Distribution                            482,272.10
                                                                   -------------

      Total Distributions =                                        27,586,238.45

III Certificate Class Balances                        Factor %        Amount
                                                      --------    --------------

    Opening Senior Class A Certificate Balances
      as reported in prior Monthly Master Servicer
      Report for Group I Certificates:
        (a)  Class AF-1A                               94.5645%   550,271,345.22

        (b) Class A-IO (Notional Amount)                          189,840,000.00

    Opening Subordinated Class MF & BF Certificate
      Balances as reported in prior Monthly Master
      Servicer Report for Group I Certificates:
        (a)  Class MF-1                               100.0000%    33,160,000.00
        (b)  Class MF-2                               100.0000%    26,530,000.00
        (c)  Class BF                                 100.0000%    21,540,000.00
                                                                  --------------
                                                                   81,230,000.00

    Opening Senior Class AV Certificate Balances
      as reported in prior Monthly Master Servicer
      Report for Group II Certificates:
        (a)  Class AV                                  96.0968%   251,975,467.48

    Opening Subordinated Class MV & BV Certificate
      Balances as reported in prior Monthly Master
      Servicer Report for Group II Certificates:
        (b)  Class MV-1                               100.0000%    19,800,000.00
        (c)  Class MV-2                               100.0000%    17,430,000.00
        (d)  Class BV                                 100.0000%    17,430,000.00
                                                                  --------------
                                                                   54,660,000.00

IV Principal Distribution Amount

1(a). Basic Principal Amount                              No.          Amount
                                                         ----      -------------
        (a) Stated principal collected                              2,871,469.05
        (b) Principal Prepayments                         195      17,738,425.11
        (c) Liquidation Proceeds                                            0.00
        (d) Repurchased Mortgage Loans                      0               0.00
        (e) Substitution Adjustment related to
              Principal                                                     0.00
        (f) Recoveries on previously Liquidated
              Mortgages with respect to Principal                           0.00
                                                                   -------------

                Total Principal Distribution                       20,609,894.16

1(b). Subordination Increase Amount                                 2,463,940.00

2(a). Class AF Principal Distribution Amount for
        Group I Certificates:
                                                    Per $ 1,000
                                                    -----------
          1. Class AF                               29.05322872    16,906,073.79

2(b). Class MF & BF Principal Distribution Amount
        Group I Certificates:
          1. Class MF-1                             0.00000000              0.00
          2. Class MF-2                             0.00000000              0.00
          3. Class BF                               0.00000000              0.00

2(c). Class AV Principal Distribution Amount
        Group II Certificates:
          1. Class AV                              23.52221643      6,167,760.37

2(d). Class AV Principal Distribution Amount
        Group II Certificates:
          1. Class MV-1                             0.00000000              0.00
          2. Class MV-2                             0.00000000              0.00
          3. Class BV                               0.00000000              0.00

2(e). Class M Applied Realized Loss for
        Group I Certificates:
          1. Class MF-1                             0.00000000              0.00
          2. Class MF-2                             0.00000000              0.00
          3. Class BF                               0.00000000              0.00

2(f). Class B Applied Realized Loss for
        Group II Certificates:
          1. Class MV-1                             0.00000000              0.00
          2. Class MV-2                             0.00000000              0.00
          3. Class BV                               0.00000000              0.00

                                                    Factor %          Amount
                                                  ------------    --------------
      Ending Senior Class A Certificate
        Balances after distributions of
        principal in this Monthly Master
        Servicer Report for Group I
        Certificates:
          (a) Class AF-1A                         91.65926644%    533,365,271.43

          (b) Class A-IO (Notional Amount)                        189,840,000.00


      Ending Subordinated Class MF & BF
        Certificate Balances after
        distributions of principal in this
        Monthly Master Servicer Report Group
        I Certificates:
          (a) Class MF-1                         100.00000000%     33,160,000.00
          (b) Class MF-2                         100.00000000%     26,530,000.00
          (c) Class BF                           100.00000000%     21,540,000.00
                                                                   -------------
                                                                   81,230,000.00

      Ending Senior Class AV Certificate
        Balances after distributions of
        principal in this Monthly Master
        Servicer Report for Group II
        Certificates:
          (a) Class AV                            93.74459674%    245,807,707.11

      Ending Subordinated Class MV & BV
        Certificate Balances after
        distributions of principal in this
        Monthly Master Servicer Report for
        Group II Certificates:
          (b) Class MV-1                         100.00000000%     19,800,000.00
          (c) Class MV-2                         100.00000000%     17,430,000.00
          (d) Class BV                           100.00000000%     17,430,000.00
                                                                   -------------
                                                                   54,660,000.00

V Interest Distribution Amount

  Fixed Rate Certificates

    (b) Fixed Rate Certificates applicable Pass-Through Rate
          1.  Class AF-1A                             4.87000%
          2.  Class A-IO                              5.00000%
          9.  Class MF-1                              5.99000%
          10. Class MF-2 6.39000%
          11. Class BF                                6.83000%

  Variable Rate Certificates

    (b) LIBOR Rate                                    1.81000%

          1. Class AV                                 2.08000%
          2. Class MV-1                               2.46000%
          3. Class MV-2                               3.07000%
          4. Class BV                                 3.76000%

  INTEREST REMITTANCE AMOUNT
  1. Interest collected on Mortgage Loans           6,331,379.29
  2. Interest advanced on Mortgage Loans              641,084.27
  3. Compensating Interest on Mortgage Loans            4,251.36
  4. Substitution Adjustment interest                       0.00
  5. Purchase Price interest on repurchased
       accounts                                             0.00
  6. Liquidation Proceeds interest portion                  0.00
  7. Recoveries on previously Liquidated
       Mortgages with respect to Interest                   0.00
         TOTAL INTEREST REMITTANCE AMOUNT                           6,976,714.92

  Current Interest Requirement

    1. Class AF-1A @ applicable Pass-Through Rate                   2,233,184.54
    2. Class A-IO @ applicable Pass-Through Rate                      791,000.00
    3. Class MF-1 @ applicable Pass-Through Rate                      165,523.67
    4. Class MF-2 @ applicable Pass-Through Rate                      141,272.25
    5. Class BF @ applicable Pass-Through Rate                        122,598.50
    6. Class AV @ applicable Pass-Through Rate                        436,757.48
    7. Class MV-1 @ applicable Pass-Through Rate                       40,590.00
    8. Class MV-2 @ applicable Pass-Through Rate                       44,591.75
    9. Class BV @ applicable Pass-Through Rate                         54,614.00

  Interest Carry Forward Amount

    1.  Class AF-1A                                         0.00
    2.  Class A-IO                                          0.00
    3.  Class MF-1                                          0.00
    4.  Class MF-2                                          0.00
    5.  Class BF                                            0.00
    6.  Class AV                                            0.00
    7.  Class MV-1                                          0.00
    8.  Class MV-2                                          0.00
    9.  Class BV                                            0.00
    10. Class X-IO 0.00

  Certificates Interest Distribution Amount
                                                  Per $ 1,000
                                                  -----------
    1. Class AF-1A                                 3.83774625      2,233,184.54
    2. Class A-IO                                  4.16666667        791,000.00
    3. Class MF-1                                  4.99166677        165,523.67
    4. Class MF-2                                  5.32500000        141,272.25
    5. Class BF                                    5.69166667        122,598.50
    6. Class AV                                    1.66567820        436,757.48
    7. Class MV-1                                  2.05000000         40,590.00
    8. Class MV-2                                  2.55833333         44,591.75
    9. Class BV                                    3.13333333         54,614.00
                                                                    ------------
                                                                    4,030,132.19
VI Credit Enhancement Information

                                                        Group I         Group II             Total

     (a) Senior Enhancement Percentage                   13.80%           19.00%            32.80%

     (b) Overcollateralization Amount:

           1. Opening Overcollateralization
                Amount                             4,337,098.07     3,338,610.01     7,675,708.08
           2. Ending Overcollateralization
                Amount                             5,336,587.63     4,802,689.82    10,139,277.45
           3. Targeted Overcollateralization
                Amount                            15,252,032.86    10,773,517.11    26,025,549.97
           4. Subordination Deficiency             9,915,445.23     5,970,827.29    15,886,272.52
           5. Overcollateralization Release
                Amount                                     0.00             0.00             0.00

VII Trigger Information

      1. (a)  60+ Delinquency  Percentage                 1.46%            1.26%
         (b)  Delinquency Event in effect
                (Group I > 50% or
                Group II > 40%) ?                            NO               NO

      2. (a) Cumulative Loss Percentage                   0.00%            0.00%
         (b) Applicable Loss Percentage
               for current Distribution                    2.25%           3.25%
         (c) Cumulative Loss Trigger Event
               in effect                                      NO              NO

VIII Pool Information                                     No.        Amount
                                                         -----    --------------

       (a) Closing Mortgage Loan Principal Balance:
              1. Fixed Rate                              8,124    619,931,859.06
              2. Adjustable Rate                         2,654    305,270,396.93

                   Total Closing Mortgage Loan
                     Principal Balance:                 10,778    925,202,255.99

       (b)  Balloon Mortgage Loans
             1. Fixed Rate                                 275     22,093,697.98
             2. Adjustable Rate                              0              0.00

                   Total Closing Mortgage Loan
                     Principal Balance:                    275     22,093,697.98

       (c) Weighted Average Mortgage Rate:
              1. Fixed Rate                                               9.446%
              2. Adjustable Rate                                          8.154%

                   Total  Weighted Average Mortgage Rate                  9.020%

       (d) Weighted Average Net Mortgage Rate:
              1. Fixed Rate                                               8.961%
              2. Adjustable Rate                                          7.666%

       (e) Weighted Average Remaining Maturity:
              1. Fixed Rate                                               295.18
              2. Adjustable Rate                                          349.35

        (f) Weighted Average Original Maturity:
              1. Fixed Rate                                               315.00
              2. Adjustable Rate                                          359.00

IX Delinquency Information                         No.      %         Amount
                                                   -----------------------------

      A. Fixed Rate Mortgage Loans:
           (a) Delinquent Contracts:
                 1. 31 - 59 Day Accounts            37    4.18%    25,894,152.96
                 2. 60 - 89 Day Accounts             7    0.69%     4,263,409.27
                 3. 90+  Day Accounts                7    0.74%     4,597,314.99

           (b) Mortgage Loans - In Foreclosure      29    0.26%     1,630,325.69
           (c) REO Property Accounts                 2    0.02%       121,325.66

      B. Adjustable Rate Mortgage Loans:
           (a) Delinquent Contracts:
                 1. 31 - 59 Day Accounts           114    3.28%    10,013,953.61
                 2. 60 - 89 Day Accounts            27    0.66%     2,022,807.12
                 3. 90+  Day Accounts               24    0.52%     1,599,663.53

           (b)  Mortgage Loans - In Foreclosure      7    0.16%       495,394.98
           (c)  REO Property Accounts                3    0.11%       344,616.95

      C. Total For All Mortgage Loans
           (a) Delinquent Contracts:
                 1. 31 - 59 Day Accounts           487    3.88%    35,908,106.57
                 2. 60 - 89 Day Accounts           101    0.68%     6,286,216.39
                 3. 90+  Day Accounts               97    0.67%     6,196,978.52

           (b) Mortgage Loans - In Foreclosure      36    0.23%     2,125,720.67
           (c) REO Property Accounts                 5    0.05%       465,942.61

X Realized Losses                                           No.           Amount
                                                            ---           ------

    1. (a) Gross Realized Losses during the period           1            370.63

       (b) Realized Losses during the period
             1. Group I                                                     0.00
             2. Group II                                                  370.63
                                                                          ------
                  Total                                                   370.63

       (c) Cumulative Gross Realized Losses                  1            370.63

       (d) Cumulative Realized Losses
             1. Group I                                                     0.00
             2. Group II                                                  370.63

                  Total                                                   370.63

       (e) Cumulative Applied Realized Losses

               i. Class MF-1                                                0.00
              ii. Class MV-1                                                0.00
             iii. Class MF-2                                                0.00
              iv. Class MV-2                                                0.00
               v. Class BF                                                  0.00
              vi. Class BV                                                  0.00

XI Miscellaneous Information

   1. (a) Monthly Master Servicer Fee

               i. Monthly Servicing Fee                              394,088.55
              ii. Mortgage Fees                                       88,183.55
             iii. Mortgage Insurance Premium Reimbursement                 0.00
              iv. Certificate Account Investment Earnings                  0.00

      (b) Amount of prior unpaid Master Servicing Fees
            paid with this distribution                                    0.00

      (c) Total Master Servicing Fees paid with this
            distribution                                             482,272.10

      (d) Amount of unpaid Master Servicing Fees as
            of this distribution                                           0.00

   2. (a) Opening Master Servicer Advance Balance                  3,177,841.17

      (b) Current Advance (exclusive of Compensating
            Interest)                                              1,017,280.80

      (c) Reimbursement of prior Master Servicer Advances           (376,196.53)
                                                                   -------------

      (d) Ending Master Servicer Advance Balance                   3,818,925.44

   3. Current period Compensating Interest                             4,251.36

   4. (a) Stepdown Date in effect ?                         NO